SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is entered into by and between AirGate PCS, Inc. ("Company") and William H. Seippel ("Executive").

         WHEREAS, Executive was employed by Company as Vice President and Chief Financial Officer; and

         WHEREAS, Executive has resigned his employment with Company; and

         WHEREAS, Company and Executive desire in this Agreement to resolve all issues between them including, without limitation, issues relating to or arising from (i) the formation of the employment relationship and/or any contracts of employment between Company and Executive, and (ii) termination of the employment relationship between Executive and Company;

         NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth herein, the parties agree as follows:

1. TERMINATION OF EMPLOYMENT AND EMPLOYMENT AGREEMENT.

         Executive acknowledges that his employment and all relationships with Company and its subsidiaries and affiliates terminated on March 19, 2004 (the "Separation Date"). Executive agrees not to seek reinstatement or reemployment with Company at any time hereafter.

2.       CONSIDERATION FROM COMPANY.

         Upon  this  Agreement  becoming   irrevocable  by  Executive,   and  in
consideration of Executive's promises and covenants herein, Company agrees as follows:

         (a) Company shall pay to Executive the total sum of four hundred and twelve thousand five hundred dollars and zero cents ($412,500.00) representing 150 percent of Executive's current annual base salary, to be paid in biweekly amounts of ten thousand five hundred seventy six dollars and ninety three cents ($10,576.93), less all applicable local, state and federal taxes and withholdings, commencing on the first regular pay date of the Company after the Separation Date and continuing for twelve (12) months, and at the end of such twelve (12) month period, the remainder shall be payable in a lump sum payment, less all applicable local, state and federal taxes and withholdings;

         (b) Company shall reimburse Executive for all expenses incurred by Executive on behalf of Company prior to the date of this Agreement (such expenses to reimbursed in accordance with Company's expense reimbursement policies in effect as of the date immediately prior to this Agreement);

         (c) Company shall reimburse Executive for reasonable out-placement services for a period of up to twelve (12) months (not to exceed $15,000);

         (d) Company shall reimburse Executive for his legal expenses incurred in connection with the review and negotiation of this Agreement (not to exceed $7,500);

         (e) Company shall cause (i) an additional twenty five percent (25%) of the restricted stock awarded by Company to Executive on 10/24/02 to transfer immediately, and (ii) an additional twenty five percent (25%) of the non-qualified stock options granted by Company to Executive on 10/24/02 to accelerate and vest immediately; provided, further, that Executive shall have six (6) months following the Separation Date to exercise all such stock options and previously vested stock options (without regard to any contrary provision of the Company's 2002 Long-Term Incentive Plan);

         (f) Company shall pay Executive any accrued pay in lieu of unused vacation; and

         (g) Company shall continue to provide, for a period of twelve (12) months after Executive's Separation Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, benefits to Executive and/or Executive's eligible dependants substantially equivalent to those which would have been provided to them if Executive's employment had not been terminated; provided, however, that if Executive becomes employed with a third party employer and is eligible to receive comparable medical or other welfare benefits under a plan provided by such third party employer, Company's obligation to provide medical and other welfare benefits described herein shall cease, except as otherwise provided by law.

Executive agrees that he is not entitled to receive, and will not claim, any additional amounts for wages, salary, back pay, severance pay, deferred compensation, accrued vacation, bonuses or benefits, other than what is expressly set forth herein. Executive further acknowledges and agrees that the consideration from Company described herein constitutes consideration in excess of that which he would normally receive upon termination of the employment relationship and that such additional consideration is given in exchange for Executive signing this Agreement. Executive acknowledges and agrees that except as set forth above, all restricted stock and/or options granted to Executive by Company will terminate effective as of the Separation Date.

3. RELEASE AND COVENANT NOT TO SUE.

         (a) In consideration of Company's promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, Executive, on behalf of himself and his heirs, agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES Company, its successors, subsidiaries, parent companies and other affiliate companies and all of their shareholders, owners, lenders, advisors, assigns, agents, legal representatives, attorneys, employees, officers, trustees and directors (collectively the "Company
Releasees") from all claims, sums of money due, suits, debts, charges, liabilities, demands and causes of action, whether known or unknown, fixed or contingent, that he may have or claim to have against Company or any of the other Company Releasees for any reason, from the beginning of time up to the date of execution of this Agreement, and hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge with respect thereto to assert any claim with respect thereto against any of the Company Releasees. This Release and Covenant Not To Sue includes, but is not limited to, claims for wrongful discharge, defamation, claims for personal injury of any kind, claims for breach of contract, shareholder derivative claims, other claims relating to stock purchase or ownership, claims for deprivation of employment benefits, claims for harassment and claims arising under federal, state or local laws prohibiting employment discrimination and claims growing out of any legal restrictions on Company's rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Executive specifically acknowledges and agrees that he is releasing, in addition to all other claims, any and all rights under federal and state employment laws including without limitation the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, 29 U.S.C. ss. 621, et seq., the Civil Rights Act of 1964 ("Title VII"), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss. 2000e, et seq., 42 U.S.C. ss. 1981, as amended, the Americans With Disabilities Act ("ADA"), as amended, 42 U.S.C. ss. 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701, et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C. ss. 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq., the Family and Medical Leave Act of 1993 ("FMLA"), as amended, 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act ("FLSA"), as amended, 29 U.S.C. ss. 201 et seq. the Employee Polygraph Protection Act of 1988, 29 U.S.C. ss. 2001, et seq., all Georgia Code provisions, all laws of other states and the state and federal workers' compensation laws; provided, however, that nothing contained in this Release shall in any way diminish or impair (i) any rights of Executive to the payments and benefits conferred in this Agreement, (ii) any rights to indemnification that may exist from time to time under any Indemnification Agreement between Executive and Company, or Company's certificate of incorporation or bylaws, or Delaware law, or (iii) Executive's ability to raise an affirmative defense in connection with any lawsuit or other legal claim or charge instituted or asserted by Company against Executive (collectively, the "Excluded Claims").

         (b) Without limiting the generality of the foregoing, Executive hereby acknowledges and covenants that in consideration for the sums being paid to him he has knowingly waived any right or opportunity to assert any claim that is in any way connected with any employment relationship or the termination of any employment relationship which existed between Company and Executive. Executive further understands and agrees that, except for the Excluded Claims, he has knowingly relinquished, waived and forever released any and all remedies arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys' fees.

         (c) Company represents and warrants that Company has no present plan or intention to commence an action or legal proceeding against Executive for any claims, sums of money due, suits, debts, charges, liabilities, demands or causes of action, fixed or contingent, that it or any of its subsidiaries, parent companies and other affiliate companies has or (based upon presently existing facts known to Company) is reasonably likely to have against Executive. For purposes of the immediately preceding sentence and without limiting the generality thereof, the Company will be deemed to possess knowledge of facts known by the members of its Board of Directors and/or its Chairman of the Board, President, and/or Vice President of Human Resources.

4. Executive Cooperation.

         (a) Executive agrees, in consideration of the above-described payments and promises that, after the execution of this Agreement, he will cooperate with and assist Company by providing information relevant to matters as to which Executive gained knowledge while employed by Company and/or its predecessors. Executive further agrees that, upon reasonable notice from Company, he will meet with Company's attorneys and other representatives regarding any litigation or administrative proceeding arising out of or relating to matters about which Executive has knowledge or in which Executive may be identified or called as a witness and that he will appear at hearings, depositions, trials and other proceedings relating to such matters. Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses necessitated by his cooperation hereunder.

         (b) Executive agrees that he will promptly notify Company of any formal or informal inquiry or request for information directed to Executive by any third party that in any way relates to Executive's employment by Company or any aspect of Company's business operation.

         (c) Executive acknowledges and agrees that any and all complaints or concerns about Company's accounting, internal accounting controls or auditing matters or other financial or strategic matters of which he is aware have been disclosed to the General Counsel or the Vice President of Human Resources as of the execution date of this Agreement. Executive is neither aware of, nor suspects, any violation of any law, regulation, statute, or ordinance of any kind resulting from his own conduct as an employee of Company or from the conduct of other employees or operations of Company. Executive further represents and affirms that he has reported to the General Counsel or the Vice President of Human Resources, any and all actual complaints communicated to him by anyone regarding any alleged unlawful actions or omissions under Company's policies or law, regulation, statute or ordinance.

5. Company Property.

         Except that Executive may retain the laptop computer and mobile telephones furnished to him by Company, Executive agrees that he will not retain or destroy, and will immediately return to Company, any and all property of Company in his possession or subject to his control, including, but not limited to, keys, credit and identification cards, personal items or equipment provided for his use, financial records and information, all other files and documents relating to Company and its business, together with all written or recorded materials, documents, computer disks, plans, records or notes or other papers belonging to Company in whatever form same may exist. Executive further agrees not to make, distribute or retain copies of any such information or property. By executing this Agreement, Executive warrants and agrees that he already has returned all such information and material to Company. Executive acknowledges and agrees that he will be responsible for payment of all charges accruing after the Separation Date with respect to mobile telephones retained by him and that Company shall delete from any laptop computer to be retained by Executive all information relating to Company or its business before Executive takes possession of such laptop computer.

6.       Nondisparagement.

         In consideration of the above-described payments and promises, and as a significant inducement to Company to make the payments and promises contained herein, Executive agrees and covenants not to make or publish, verbally or in writing, any derogatory or disparaging statements regarding Company Releasees, or other statements which statements are or may reasonably be expected to be injurious or inimical to the best interests of any such Company Releasee. In consideration of Executive's promises and covenants herein, Company agrees that it will make no statement in the form of a press release regarding Executive's termination of employment with Company other than that as set forth in Exhibit A attached hereto and Company shall provide Executive a written letter of reference signed by Company's Chief Executive Officer substantially in the form of Exhibit B attached heretoCompany further agrees and covenants that none of the current members of its Board of Directors, it Chairman of the Board, its Chief Executive Officer, or its Vice President of Human Resources will make or publish, verbally or in writing, any derogatory or disparaging statements regarding Executive, or other statements which statements are or may reasonably be expected to be injurious or inimical to the best interests of Executive.

7. Restrictions on Conduct of Executive.

         (a) General. Executive and Company understand and agree that the purpose of the provisions of this Section 7 is to protect legitimate business interests of Company, as more fully described below, and is not intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that Executive has received good and valuable consideration for the post-employment restrictions set forth in this Section 7 including, but not limited to, the compensation and benefits provided for herein. Executive hereby further acknowledges that the post-employment restrictions set forth in this
Section 7 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. In addition, the parties acknowledge: (A) that Executive has had substantial contacts with customers, suppliers, advertisers and vendors of Company; (B) that Executive has been placed in a position of trust and responsibility and has had access to a substantial amount of Confidential Information and Trade Secrets as defined herein; and (C) that Executive has been the repository of a substantial portion of the goodwill of Company and would have an unfair advantage in competing with Company. Therefore, Executive shall be subject to the restrictions set forth in this Section 7.

         (b) Definitions. The following capitalized terms used in this Section 7 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                  "Competitive Position" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that involve Competitive Services and that are the same or substantially similar to those services actually performed by Executive for Company.

                  "Competitive Services" means the business of selling wireless telecommunications products and services.

                  "Competitor" means any Person engaged, wholly or in part, in providing Competitive Services within the Restricted Territory that constitute at least three percent (3%) (by dollar volume) of the Competitive Services in the Restricted Territory, including, without limitation, Sprint Corporation or its subsidiaries or affiliates ("Sprint").

                  "Confidential Information" means all information regarding Company, its activities, business or clients that is the subject of reasonable efforts by Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company or information relating to the transmission of data via powerlines that is not unique to any plans known to Executive that Company may have with respect thereto. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                  "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

                  "Principal  or  Representative"  means  a  principal,   owner,
partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                  "Protected Customers" means any Person to whom Company has sold its products or services or solicited to sell its products or services, other than through general advertising targeted at consumers, during the twelve
(12) months prior to the Separation Date.

                  "Protected Employees" means employees of Company who were employed by Company at any time within six (6) months prior to the Separation Date, other than those who were discharged by Company without cause.

                  "Restricted Territory" means the Service Area (as defined in the Sprint PCS Management Agreement between Company and Sprint PCS, dated as of July 22, 1998, as amended) as such Service Area is in effect on the Effective Date. A copy of the description of such Service Area is attached to this Agreement as Exhibit A.

                  "Restrictive   Covenants"  means  the  restrictive   covenants
contained in Section 7(c) hereof.

                  "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

(c) Restrictive Covenants.

         (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of Company and its affiliated entities, and may not be converted to Executive's own use.
Accordingly, Executive hereby agrees that, for a period of one (1) year following the Separation Date, Executive shall not, directly or indirectly, reveal, divulge, or disclose to any Person not expressly authorized by Company any Confidential Information, and Executive shall not, directly or indirectly, use or make use of any Confidential Information in connection with any business activity other than that of Company. For so long as same remains a Trade Secret, Executive shall not directly or indirectly transmit or disclose any Trade Secret of Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information or any Trade Secret that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall, to the extent legally permissible, provide Company with prompt notice of such requirement so that Company may seek an appropriate protective order prior to any such required disclosure by Executive.

         (ii) Nonsolicitation of Protected Employees. Executive understands and agrees that the relationship between Company and each of its Protected Employees constitutes a valuable asset of Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, for a period of one (1) year following the Separation Date, Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his employment relationship with Company or to enter into employment with any other Person.

         (iii) Restriction on Relationships with Protected Customers. Executive understands and agrees that the relationship between Company and each of its Protected Customers constitutes a valuable asset of Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, for a period of one (1) year following the Separation Date, Executive shall not, without the prior written consent of Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services in the Restricted Territory; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive (i) had direct contact during his employment with Company, or (ii) had been a party to, or otherwise been privy to, marketing or sales strategies with regard to such Protected Customer; and, provided further, that the prohibition of this covenant shall not apply to the conduct of general advertising activities.

         (iv) Restriction on Soliciting Sprint Relationship. Executive understands and agrees that the relationship between Company and Sprint Corporation and its subsidiaries and affiliates constitutes a valuable asset of Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, for a period of one (1) year following the Separation Date, Executive shall not, without the prior written consent of Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit a relationship with Sprint for the provision of Competitive Services within the Restricted Territory on behalf of any Person other than Company.

         (v) Noncompetition with Company. In consideration of the compensation and benefits being paid and to be paid by Company to Executive hereunder, Executive hereby agrees that, for a period of six (6) months following the Separation Date, Executive will not, without prior written consent of Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of not more than two percent (2%) of any class of securities of any corporation having a class of securities registered pursuant to the Exchange Act. Executive acknowledges that in the performance of his duties for Company he was charged with operating on Company's behalf throughout the Restricted Territory and he hereby acknowledges, therefore, that the Restricted Territory is reasonable.

(d) Enforcement of Restrictive Covenants.

         (i) Rights and Remedies Upon Breach. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Company and that money damages would not provide an adequate remedy to Company. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Company at law or in equity.

         (ii) Severability of Covenants. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. Each of the Restrictive Covenants shall be considered and construed as a separate and independent Restrictive Covenant. Should any part or provision of any Restrictive Covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

         (iii) Reformation. The parties hereunder agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

         (iv) Elective Right of Company. In the event that Executive challenges the enforceability of the Restrictive Covenants (or asserts an affirmative defense to an action seeking to enforce the Restrictive Covenants) based on an argument that the Restrictive Covenants are (x) not enforceable as a matter of law, (y) unreasonable in geographical scope or duration or (z) void as against public policy, Company shall have the right (1) to cease making the payments required under Section 2(a) above and, upon demand, to have Executive repay, within 10 business days of any such demand, any such payments already made. Any right afforded to, or exercised by, Company hereunder shall in no way affect the enforceability of the Restrictive Covenants or any other right of Company hereunder. Nothing in this Section 7(d)(iv) shall be construed to preclude a challenge by Executive (or a defense against) the application of the Restrictive Covenants as to a particular set of facts and circumstances (as opposed to the arguments enumerated above).

         (e)  Consideration  for  Restrictive  Covenants.   The  obligations  of
Executive with respect to the Restrictive Covenants are expressly conditioned upon the performance by Company of its obligations set forth in Section 2.

8. NO ADMISSION OF LIABILITY.

         Company and Executive agree that this Agreement is the result of a compromise of claims, and should never for any purpose be considered an admission of liability, wrongdoing or responsibility by Company or Executive, and the parties each expressly deny any such liability, wrongdoing or responsibility.

9.       NO PRIOR ASSIGNMENTS.

         Executive and Company each represents and warrants that such party has not heretofore assigned or transferred or purported to assign or transfer to any person or entity any claim or matter herein released, disclaimed, discharged or terminated by such party. In the event of such assignment or transfer of any claims or other matters herein released, disclaimed, discharged or terminated, such party agrees to indemnify and hold harmless the other party from and against any liability or loss, and for any cost or expense, including attorneys' fees, or judgment or settlement arising out of or occasioned by any such assignment or transfer.

10.      CONFIDENTIALITY.

         Executive promises not to disclose or discuss, with any person or entity (other than his spouse, attorney or tax advisors, as applicable, who shall be advised of this agreement regarding confidentiality and agree to abide by it), either directly or indirectly, any information relating to the consideration provided by or to be provided pursuant to this Agreement, except as may be required by subpoena or legal process or to effectuate the terms of this Agreement.

11.      MISCELLANEOUS.

         11.1 Severability. If any term, provision, covenant or condition of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, such determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in full force and effect and shall be in no way affected, impaired or invalidated, and the provision in question shall be modified, as appropriate, by a court of competent jurisdiction so as to be rendered enforceable.

         11.2 Entire Agreement. This Agreement constitutes the sole understanding of the parties hereto with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement supersedes all prior agreements and understandings related to the subject matter hereof Executive agrees that he has not relied on any representations, promises or agreements of any kind made to him in connection with this Agreement except those expressly set forth in this Agreement. No amendment of this Agreement shall be binding unless made in writing and duly executed by all Parties to be bound thereby.

         11.3 Construction. Each Party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either Party.

         11.4 Warranty of Capacity to Execute Agreement. The signatories to this Agreement represent and warrant that each has the right and authority to execute this Agreement in their individual or representative capacity, as applicable.

         11.5 No Pending Charges. Company and Executive each represents that such party does not have any pending complaints, actions, charges or claims of any nature against the other party or any Releasee based on or related to any events occurring prior to the date hereof.

         11.6 Parties Bound by Agreement. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns and Executive and his heirs and assigns.

         11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11.8 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11.9 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or will constitute a waiver of any other provisions hereof.

         11.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia. Unless otherwise expressly provided herein, all references in this Agreement to Section(s) or Exhibit(s) will refer to the Section(s) or Exhibit(s) of this Agreement.

12.      Acknowledgment.

         Executive and Company each expressly states that such party has carefully read this Agreement and Executive agrees and acknowledges that Executive is releasing the Company Releasees from any possible claim that

Executive may have, including any claim relating to Executive's employment with Company or the termination of such employment. Without limiting the generality of the foregoing, Executive agrees that by executing this Agreement, he has released and waived any and all claims he has or may have as of the date of this Agreement for age discrimination under the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621, et seq.

         Executive further agrees that he has been advised to consult with an attorney or an advisor of his own choosing prior to his execution of this Agreement, and that, in fact, Executive has been represented by counsel in connection with the negotiation of this Agreement. Executive agrees that he has been given twenty-one (21) days in which to consider whether to sign this Agreement and has either used that full 21-day period or voluntarily decided to sign this Agreement before the end of that period. Executive also understands that he may revoke this Agreement by delivering written notice of revocation to Company at any time within seven (7) days after executing it. Subject to the foregoing, this Agreement shall become effective and enforceable at twelve o'clock (12:00) noon on the eighth (8th) day immediately following the date of execution of this Agreement (the "Effective Date"). The Agreement may not be revoked after the Effective Date.

         IN WITNESS WHEREOF, the undersigned have set their hands on the dates indicated.


AIRGATE PCS, INC.                                 WILLIAM H. SEIPPEL


By: /s/ Thomas M. Dougherty                      /s/ William H. Seippel
Title: Thomas M. Dougherty,                          William H. Seippel
       President and CEO

Date:  March 23, 2004                            Date: March 23, 2004

                                    Exhibit A

[GRAPHIC OMITTED]


Contact: Tom Dougherty
         President and Chief Executive Officer
         404-525-7272


       AIRGATE PCS, INC. ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

ATLANTA (March 23, 2004) - AirGate PCS, Inc. (NASDAQ: PCSAD), a PCS Affiliate of Sprint, announced today that William H. Seippel, vice president and chief financial officer, has resigned from the Company to pursue other interests.

Thomas M. Dougherty, president and chief executive officer of AirGate PCS, stated, "Almost eighteen months ago, Will Seippel joined us to accomplish a restructuring of the Company's debt and to help reposition AirGate PCS for growth. The recapitalization is now complete, the Company has the best leverage ratio among the Sprint affiliates, we have significantly more cash on our balance sheet, and we have a top-notch finance and accounting staff located in Atlanta. As a result of these factors, Will has elected to leave at this time to pursue other interests. While I am personally saddened by his departure, I am grateful to him for his many contributions and I wish him success in his future endeavors. Will has agreed to be available for consultation beyond his employment to help with the transition."

"I have completed the goals set forth for AirGate's restructuring," commented Seippel. "I am pleased the Company is poised for growth with a greatly improved capital structure and a strong finance team in place. While I will miss my AirGate colleagues, I look forward to working on other potential restructurings."

The Company also announced that it has retained a search firm to recruit a new chief financial officer.

About AirGate PCS

AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.2 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

                                      -END-

                                    Exhibit B



To Whom It May Concern:

         William H. Seippel served as the Chief Financial Officer of AirGate PCS, Inc., a PCS affiliate of Sprint, from 2002 until his voluntary resignation on March 19, 2004.

         Will joined us to accomplish a restructuring of the Company's debt and restructure AirGate PCS for growth. The recapitalization of the Company was completed in early 2004 and, as of the date of Will's resignation, the Company had the best leverage ratio among the Sprint affiliates and significantly more cash on its balance sheet. Will left the Company with an improved capital structure and a strong finance team in place. The Company is grateful for his many contributions.

                                                     Sincerely,



                                                     Thomas M. Dougherty
                                                     President and CEO